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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (Date of earliest event) May 30, 2003
                                                      ------------



                           BELDEN & BLAKE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Ohio                                0-20100                          34-1686642
--------------------------------    ------------------------------    -------------------------------
(State or other jurisdiction of     (Commission File Number)          (IRS Employer Identification No.)
incorporation)



5200 Stoneham Road, North Canton, Ohio                      44720
--------------------------------------------------------------------------------
(Address of principal executive offices)                  (Zip Code)

                                 (330) 499-1660
                          ---------------------
               Registrant's telephone number, including area code


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ITEM 5. OTHER EVENTS.

        On May 30, 2003, the Company amended its $100 million revolving credit facility (the "Revolver"). The amendment increased the total commitment amount from $100 million to $125 million solely to provide for a special letter of credit facility in the amount of $25 million which combined with the existing letter of credit sub-limit of $55 million would allow a total of $80 million in letters of credit. The amendment also extended the Revolver's final maturity date to June 30, 2006, from December 31, 2005.

        The Revolver, as amended, is subject to certain financial covenants. These include a quarterly senior debt interest coverage ratio of 3.2 to 1 extended through March 31, 2006; and a senior debt leverage ratio of 2.7 to 1 extended through March 31, 2006. The amendment extended the early termination fee, equal to .125% of the Revolver, to June 30, 2005, from December 31, 2004. There is no termination fee after June 30, 2005. At June 10, 2003, the outstanding balance under the credit agreement was $34.7 million, there was $52.5 million of outstanding letters of credit and $37.8 million of borrowing capacity was available for general corporate purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c) Exhibits.

        The following exhibit is filed herewith:

10.1 Amendment to the Credit Agreement dated as of May 30, 2003 by and among the Company, Ableco Finance LLC and Foothill Capital Corporation.

ITEM 9. REGULATION FD DISCLOSURE.

        Belden & Blake Corporation ("Belden & Blake" or the "Company") is furnishing the following information under Item 9 of this Current Report on Form 8-K.

        The information in this report is furnished pursuant to Item 9 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, except if the Company specifically states that the information is to be considered "filed" under the Securities Exchange Act of 1934 or incorporates it by reference into a filing under the Securities Act of 1933 or the Securities Exchange Act of 1934. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

        The information in this document includes forward-looking statements that are made pursuant to Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, and the business prospects of Belden & Blake are subject to a number of risks and uncertainties which may cause the Company's actual results in future periods to differ materially from the forward-looking statements contained herein. These risks and uncertainties include, but are not limited to, the Company's access to capital, the market demand for and prices of oil and natural gas, the Company's oil and gas production and costs of operation, results of the Company's future drilling activities, the uncertainties of reserve estimates and environmental risks. These and other risks are described in the Company's 10-K and 10-Q reports and other filings with the Securities and Exchange Commission.


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OPERATIONAL OUTLOOK FOR 2003

        The Company's operational outlook for 2003 is based on its current productive wells and its low risk drilling plans for the remainder of 2003. Due to the uncertainty associated with exploratory drilling, acquisitions and dispositions, the Company does not include any projection of production resulting from these activities in this 2003 outlook. Accordingly, actual results in 2003 may differ significantly from the outlook provided.

        The following table includes estimates given as of May 30, 2003, that are based on current expectations and currently available information. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following estimates. The preceding sections address certain of the risks and uncertainties to which the Company is subject.


                                                                ESTIMATED
                                                -------------------------------------------
                                           QUARTER ENDING                 YEAR ENDING
                                 -----------------------------------
                                 MARCH 31, 2003    JUNE 30, 2003       DECEMBER 31, 2003
                                 -------------- --------------------  ---------------------
                                     (Unaudited, dollars in millions, except as noted)
Production
    Gas (Mmcf)                           3,443       3,575 - 3,775        14,400 - 14,900
    Oil (Mbbls)                            101          91 - 97              374 - 394
    Total production (Mmcfe)             4,047       4,121 - 4,357        16,644 - 17,264

Production expense per Mcfe        $      1.11    $     1.09 - 1.12     $      1.05 - 1.10
Production taxes per Mcfe                 0.17          0.14 - 0.15            0.13 - 0.16

Exploration expense excluding
    exploratory dry hole expense   $       2.1    $       1.9 - 2.4     $        7.5 - 8.5
General and administrative expense         1.2            1.1 - 1.2              4.3 - 4.7
Gas gathering, marketing and
    oilfield services margin               0.6            0.5 - 0.7              2.3 - 2.6


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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   June 10, 2003                 BELDEN & BLAKE CORPORATION
      ------------------              (Registrant)


                                      By:  /s/ Robert W. Peshek
                                          ---------------------------------
                                           Robert W. Peshek, Vice President
                                           and Chief Financial Officer